EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Bemis Company, Inc. has no parent.  The following were subsidiaries of the Company as of  December 31, 2013.

Name	Jurisdiction of Organization	Percentage of Voting Securities Owned By Immediate Parent
Bemis Company, Inc.	Missouri
Bemis Brisbane Pty Ltd	Australia	100%
Micris Packaging Pty Ltd	Australia	100%
Micris Investments Pty Ltd	Australia	100%
Bemis Cayman Islands	Cayman Islands	100%
Dixie Toga Ltda.	Brazil	100%
American Plast S.A.	Argentina	19%
Dixie Toga Uruguay S.A.	Uruguay	100%
Dixie Toga International Ltd.	Cayman Islands	100%
Envatrip S.A.	Argentina	10%
Itap Bemis Ltda.	Brazil	33%
American Plast S.A.	Brazil	81%
Envatrip S.A.	Argentina	90%
Itap Bemis Centro Oeste-Industria e Comércio de Embalagens Ltda.	Brazil	100%
Curwood Itap Chile Ltda.	Chile	100%
Laminor S.A.	Brazil	50%
Bemis Czech Republic, s.r.o.	Czech Republic	100%
Bemis Deutschland Holdings GmbH	Germany	100%
Bemis Packaging Deutschland GmbH	Germany	100%
Bemis Empaques Mexico, S.A. de C.V.	Mexico	100%
Bemis Europe Holdings, S.A.	Belgium	100%
Bemis Monceau S.A.	Belgium	100%
Bemis Flexible Packaging de Mexico, S.A. de C.V.	Mexico	100%
Bemis Packaging Mexico, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging Mexico Servicios, S.A. de C.V.	Mexico	100%
Bemis Flexible Packaging (Suzhou) Co., Ltd.	China	100%
Bemis France Holdings S.A.S.	France	57%
Bemis Le Trait S.A.S.	France	100%
Bemis Packaging France S.A.S.	France	100%
Bemis Hungary Trading Limited Liability Company	Hungary	100%
Bemis Japan G.K.	Japan	100%
Bemis Mayor Packaging Limited	Hong Kong	100%
Foshan New Changsheng Plastics Films Co., LTD	China	100%
Bemis Packaging Danmark ApS	Denmark	100%
Bemis Packaging U.K. Ltd.	United Kingdom	100%
Bemis Performance Packaging, Inc.	Wisconsin	100%
Bemis Elsham Limited	United Kingdom	100%
Bemis Packaging, LLC	Delaware	100%
Bemis Performance Packaging Illinois, LLC	Delaware	100%
Bemis (Shanghai) Trading Co., Ltd.	China	100%
Bemis Valkeakoski Oy	Finland	100%

Bemis France Holdings S.A.S.	France	43%
Bolsas Bemis S.A. de C.V.	Mexico	100%
Bolsas Bemis Servicios Mexico S.A. de C.V.	Mexico	100%
Curwood, Inc.	Delaware	100%
Bemis Flexible Packaging Australasia Limited	New Zealand	100%
Bemis Flexible Packaging Canada Limited	Canada	100%
Bemis Packaging Ireland Limited	Ireland	100%
Bemis Swansea Limited	United Kingdom	100%
Bemis Packaging Espana sl	Spain	100%
Curwood Arkansas, Inc.	New Jersey	100%
Curwood Minnesota, LLC	Delaware	100%
Curwood Wisconsin, LLC	Delaware	100%
Itap Bemis Ltda.	Brazil	27%
Perfecseal, Inc.	Delaware	100%
Perfecseal Internacional de Puerto Rico, Inc.	Delaware	100%
Perfecseal International Ltd.	Delaware	100%
Perfecseal Limited	United Kingdom	100%
Bemis Asia Pacific Sdn Bhd	Malaysia	100%
Itap Bemis Ltda.	Brazil	40%
Hayco Liquidation Company	Delaware	100%
Bemis U.K. Limited	United Kingdom	50%
Lun, Inc.	Wisconsin	100%
MacKay, Inc.	Kentucky	100%
MACtac Mexico Servicios, S.A. de C.V.	Mexico	51%
Morgan Adhesives Company	Ohio	100%
Bemis Coordination Center S.A.	Belgium	33%
Bemis U.K. Limited	United Kingdom	50%
MACtac U.K. Limited	United Kingdom	100%
Electronic Printing Products, Inc.	Ohio	100%
MACtac Canada Limited/Limitee	Canada	100%
MACtac Europe S.A.	Belgium	11%
MACtac Europe S.A.	Belgium	89%
Bemis Coordination Center S.A.	Belgium	67%
Bemis Polska Sp. z o.o.	Poland	100%
MACtac Asia-Pacific Self-Adhesive Products Pte Ltd.	Singapore	100%
MACtac Deutschland GmbH	Germany	100%
MACtac France E.U.R.L.	France	100%
Multi-Fix N.V.	Belgium	100%
MACtac Mexico, S.A. de C.V.	Mexico	100%
MACtac Mexico Servicios, S.A. de C.V.	Mexico	49%
MACtac Scandinavia A.B.	Sweden	100%
Pagasus Investments Limited	British Virgin Islands	100%
Dongguan Wonderful Packaging Company Limited	China	100%
Pervel Industries, Inc.	Delaware	100%
Shield Pack, LLC	Delaware	100%